Exhibit 99.1

Salarius Announces Pricing of $9.6 Million Underwritten Public Offering

Houston, Texas, February 7, 2020 – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage oncology company targeting the epigenetic causes of cancer, today announced the pricing of an underwritten public offering for gross proceeds of approximately $9.6 million, prior to deducting underwriting discounts and commissions and offering expenses payable by Salarius.

The offering is comprised of 7,101,307 Class A Units, priced at a public offering price of $1.15 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock at an exercise price of $1.15 per share, and 1,246,519 Class B Units, priced at a public offering price of $1.15 per unit, with each unit consisting of one share of Series A convertible preferred stock and a five-year warrant to purchase one share of common stock with an exercise price of $1.15 per share. The convertible preferred stock issued in this transaction includes a beneficial ownership limitation on conversion, but has no dividend rights (except to the extent that dividends are also paid on the common stock), liquidation preference or other preferences over common stock, and has no voting rights. The conversion price of the Series A convertible preferred stock in the offering as well as the exercise price of the warrants are fixed and do not contain any variable pricing features or any price-based anti-dilutive features. The securities comprising the units are immediately separable and will be issued separately.

The closing of the offering is expected to take place on or about February 11, 2020, subject to the satisfaction or waiver of customary closing conditions. In addition, Salarius has granted the underwriter a 45-day option to purchase up to 1,252,173 additional shares of common stock and/or warrants to purchase up to 1,252,173 shares of common stock at the public offering price per share and per warrant, less underwriting discounts and commissions.

Salarius intends to use the net proceeds from this offering for general corporate purposes, including working capital.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS), is acting as sole book-running manager in connection with the public offering.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-235879), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on February 6, 2020, and an additional registration statement filed pursuant to Rule 462(b), which became effective on February 7, 2020.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A final prospectus relating to this offering will be filed by Salarius with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Attn: Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172, by calling (212) 409-2000.

About Salarius Pharmaceuticals, Inc.

Salarius Pharmaceuticals, Inc. is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for patients that need them the most. Epigenetics refers to the regulatory system that affects gene expression. Salarius’ lead candidate, Seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has Orphan Drug Designation and Rare Pediatric Disease Designation by the U.S. Food and Drug Administration. Salarius is also developing Seclidemstat for a number of cancers, with a second Phase 1 clinical study in advanced solid tumors, including prostate, breast and ovarian cancers.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. These forward-looking statements may be identified by terms such as “will,” “could,” “believe,” “plan,” “will,” “expect,” “target,” and similar terms or expressions or the negative thereof. Examples of such statements include, but are not limited to, statements regarding the anticipated closing of the offering and use of proceeds from the offering. Salarius may not actually achieve the plans, carry out the intentions or meet the expectations or objectives disclosed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of Salarius to raise additional capital to meet its business operational needs and to achieve its business objectives and strategy; Salarius’ ability to project future capital needs and cash utilization; available sources of cash, including from CPRIT and its equity line; future clinical trial results; that the results of studies and clinical trials may not be predictive of future clinical trial results; the sufficiency of Salarius’ intellectual property protection; risks related to the drug development and the regulatory approval process; the competitive landscape and other industry-related risks; market conditions which may impact the ability of Salarius access capital under its equity line; the possibility of unexpected expenses or other uses of Salarius’ cash resources; and other risks described in Salarius’ filings with the Securities and Exchange Commission, including those under the heading “Risk Factors.” The forward-looking statements contained in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Salarius disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations

LifeSci Advisors, LLC

Jeremy Feffer

Managing Director

(212) 915-2568

jeremy@lifesciadvisors.com

Media Relations

Tiberend Strategic Advisors, Inc.

Johanna Bennett

Senior Vice President

(212) 375-2686

jbennett@tiberend.com

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